UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 17, 2015

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 22, 2015, AXA S.A. (the “Buyer”) delivered an irrevocable offer made as a deed (the “Deed”) to Genworth Financial, Inc. (the “Company”), Brookfield Life and Annuity Insurance Company Limited (“BLAIC”), European Group Financing Company Limited (“EGF”) and Genworth Financial International Holdings, Inc. (“GFIH,” and together with the Company, BLAIC and EGF, the “Sellers”) to purchase the Company’s lifestyle protection insurance business (the “Transaction”) consisting of 100% of the outstanding capital stock of the following subsidiaries of BLAIC, EGF and GFIH: Genworth Financial European Group Holdings Limited, Financial Insurance Guernsey PCC Limited, Genworth Consulting Services (Beijing) Limited, Genworth General Services Asia Limited and CFI Administrators Limited (collectively, the “Sale Companies”) pursuant to a Sale and Purchase Agreement (the “Purchase Agreement”) for €475,000,000 in cash subject to adjustment for changes in stockholders’ equity of the Sale Companies from December 31, 2014 through closing. Concurrently therewith, the Buyer and the Sellers entered into a letter agreement (the “Letter Agreement”) which provided for an exclusivity period with the Buyer during which the Sellers would complete a consultation process with the Sellers’ French works council.

In accordance with the Letter Agreement, the Sellers’ French works council consultation process was completed on September 15, 2015, and on September 17, 2015, the Buyer and the Seller entered into the Purchase Agreement providing for the Transaction. Although there can be no assurance that a closing will occur, the Transaction is expected to close by the end of 2015.

The Purchase Agreement contains customary warranties, covenants, limitations on liability and termination provisions. Subject to certain exceptions, the Company and the other Sellers will agree not to offer payment protection insurance products or services for a period of two years following the closing date. In addition, pursuant to the Purchase Agreement, the Company will guarantee the performance by each Seller of its obligations under the terms and conditions of the Purchase Agreement.

Consummation of the Transaction will be subject to the satisfaction or waiver of customary closing conditions, including receipt of any required regulatory approvals, including but not limited to approvals by the Financial Conduct Authority, Prudential Regulation Authority, Chaoyang District Commission of Commerce, Guernsey Financial Services Commission and the European Commission.

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the Transaction and the anticipated financial impact. The Transaction remains subject to certain closing conditions, including regulatory approvals, and we cannot predict with certainty whether or when the Transaction will close or the impact that foreign exchange fluctuations, interest rates or any purchase price adjustments will have on anticipated proceeds. Actual results may vary materially from those contained in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2015

GENWORTH FINANCIAL, INC.

By:	/s/ Ward E. Bobitz
Ward E. Bobitz
Executive Vice President and General Counsel